Exhibit 99.1

Lulus Appoints Heidi Crane as Permanent Chief Financial Officer

CHICO, Calif., February 5, 2026 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced the appointment of Heidi Crane as its permanent Chief Financial Officer (“CFO”), effective February 4, 2026. Ms. Crane previously served as the Company’s fractional CFO since October 13, 2025.

“We’re thrilled to have Heidi officially join our team as permanent CFO,” said Crystal Landsem, CEO of Lulus. “After working closely with us in a fractional capacity, Heidi has demonstrated exceptional financial discipline, strategic insight, and a deep understanding of our business. Heidi’s transition to Lulus’ permanent CFO was a natural next step, and we’re confident that her leadership and partnership will support our efforts to achieve long term, sustainable growth.”

“Serving as fractional CFO gave me a deep appreciation for the talent, ambition and resilience of this organization,” said Ms. Crane. “I’m excited to transition into the permanent CFO role and continue the work we’ve started together – sharpening our financial rigor, executing against our strategic priorities, and driving long-term growth and value creation.”

With over 17 years of CFO experience across private equity and venture-backed consumer brands, Ms. Crane brings deep financial expertise in scaling direct-to-consumer businesses. Prior to joining Lulus, she served as Chief Financial Officer of FightCamp, a fitness technology company, and previously held a similar role at BH Cosmetics. Prior to these roles, Ms. Crane served as Chief Financial Officer of TechStyle Fashion Group, owner of the Fabletics and JustFab brands. Her foundational experience includes finance roles at Diageo PLC, Dole Food Company, and Ernst & Young, where she earned her C.P.A. license. Ms. Crane holds an M.B.A. from University of California, Los Angeles Anderson School of Management and a B.S. in Business Administration from California State University, Long Beach.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for every occasion. Our aim is to make every woman feel confident and celebrated, supporting her for all of life’s occasions, big or small – from work desk to dream date, cozying up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s financial strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item IA, “Risk Factors” in Lulus’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025, and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Contact

investors@lulus.com